Exhibit 99.1

Tungsten Corp. Appoints Mining Veteran David J. Bikerman to Board of Directors

Jun 25, 2013 NEW YORK, NY--Tungsten Corp. (OTCQB: TUNG) ("Tungsten Corp." or the "Company"), an exploration stage company focused on the evaluation, acquisition and development of domestic tungsten mining opportunities, is pleased to announce the appointment of David J. Bikerman to its Board of Directors.

Mr. Bikerman has been involved in the mining field for over 20 years and is experienced in all aspects of mining enterprises from exploration through operations. His past responsibilities have included the design, construction, and operation of gold heap-leach projects, and the management of numerous feasibility studies, and project resource and reserve analyses. His experience includes 10 years in Central America where he guided technical analysis, project design, and engineering, and provided oversight of the construction of many gold mining projects.

He is the founder, President and Principal of Bikerman Engineering & Technology Associates, Inc. He has served in the capacity of Chief Executive Officer for Megastar Development Corp. from October 10, 2007 to May 22, 2008, and Sino Silver Corp., from June 1, 2005 to August 2007. He has served in the capacity of Director for Sinomar Capital Corp., Hunt Mining Corp, Minera Nicaraguense, S. A. (Nicaragua), and Megastar Development Corp.

He has served in numerous executive level, management, supervisory, operational and engineering roles throughout his extensive career and has authored, negotiated and administered several multi-million-dollar mining contracts. He has written bid documents and tendered bids for environmental baseline studies, environmental viability reports, road construction, leach pad and pond earthworks, leach pad liners, crushing and conveying systems, power generation systems, ADR plants, and interim mining contracts.

Mr. Bikerman holds three degrees in mining engineering. In 1981, he earned his Bachelor of Science in Mining Engineering from the University of Pittsburgh. In 1985, he earned his Master of Science in Mining Engineering and in 1995 his Engineer of Mines, both from the Henry Krumb School of Mines at Columbia University in New York.

Company President Guy Martin comments, "We are thrilled to welcome David to our organization. His expertise and knowledge of the mining industry are truly extraordinary and represent an invaluable asset to the Company. We look forward to working with him and we are certain his participation will yield dividends for us in all aspects of our operation. It's great to include him in our growing pool of talent as we continue to build towards what we envision will be a very successful endeavour for our team, stakeholders and shareholders alike."

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. Further information is available at www.tungsten-corp.com.

About Tungsten Corp. (OTCQB: TUNG) Tungsten Corp. is a publicly traded exploration stage resource company focused on the exploration and development of tungsten deposits within the United States. Significant upturns in the value of tungsten over the past decade combined with increasingly restrictive practices from overseas producers have created an opportunity for renewed interest in domestic production for the first time in over 50 years. The Company aims to position itself as a leader in the proliferation of this emerging sector through the application of geological, geophysical and engineering expertise combined with skilled leadership in the areas of prudent financial and business development. For more information visit: www.tungsten-corp.com.

Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to options, historic production and activities, mineral grades and the development, costs and results of current or future actions and opportunities in the sector. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. - See more at: http://www.tungsten-corp.com/news/news_releases/2013/06/tungsten-corp.-appoints-mining-veteran-david-j.-bikerman-to-board-of-directors#
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